EXHIBIT 10.14


                                  CONFIDENTIAL
                     PURCHASE AND SALE AND RELEASE AGREEMENT

     THIS PURCHASE AND SALE AND RELEASE AGREEMENT (the "Agreement") is made and entered into as of the 27 day of February, 2003 (the "Effective Date"), by and among Color Imaging, Inc., a Delaware corporation (the "Company") and Michael Edson, a resident of the State of California ("Mr. Edson").

                                   WITNESSETH

     WHEREAS, Mr. Edson acquired 12,960 shares of the Common Stock of the Company duly issued by the Company on December 24, 2001 as evidenced by Stock Certificate No. CI 0365 ("Edson Shares") and a warrant to purchase 25,960 shares of the Common Stock of the Company ("Edson Warrant") pursuant to that certain Private Placement completed in 2001;

     WHEREAS, Mr. Edson is now dissatisfied with the investment related thereto, including the timing of, and the divestiture of, Logical Imaging Solutions by the Company, the Edson Warrant being for two years per the documentation when Mr. Edson believed the Edson Warrant was for three years, the delay of the Company's registration statement being effective, and the involvement of the Company with Wall Street Consulting Corp., which was a factor in the delay of the Company's registration statement being effective, and other related broker dealer issues;

     WHEREAS, Mr. Edson desires to sell, and the Company desires to purchase the Edson Shares and the Edson Warrant (collectively, the "Edson Securities").

     IT IS THEREFORE AGREED, in consideration of the mutual promises, covenants and premises herein, for good and valuable consideration simultaneously exchanged between the Company and the Mr. Edson, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto mutually covenant and agree as follows:

     1. Affidavit and Indemnity for Lost Edson Securities.

     (a) Mr. Edson agrees as follows:

          (i) Mr. Edson never received the Edson Securities and Mr. Edson is convinced that such Edson Securities will not be found.

          (ii) The Edson Securities have not been pledged, sold, delivered, transferred or assigned in whole or in part by Mr. Edson.

          (iii) In lieu of the Edson Securities being cancelled on the books and records of the Company and the issuance of a new certificate and warrant in substitution thereof, that subject to the terms of this Agreement and payment of the purchase price below, the Edson Securities are hereby cancelled on the books and records of the Company.

          (iv) In the event the Edson Securities are found, Mr. Edson shall consider such Edson Securities null, void and cancelled, will mark each of them "Cancelled" and shall promptly return such Edson Securities to the Company.

     (b) Mr. Edson hereby indemnifies and holds harmless the Company, its successors and assigns, officers, directors and shareholders, from and against any and all costs, actions, suits, damages, charges of expenses arising from or by reason of the action of the Company in accepting this transfer of the Edson Securities for consideration in lieu of the delivery of the Edson Securities.

     2. Sale of Securities. Mr. Edson hereby sells and assigns to the Company, and the Company hereby purchases, the Securities free and clear of all encumbrances or restrictions for a purchase price of U.S. Forty Nine Thousand Nine Hundred and Twenty Dollars ($49,920). Upon receipt of the items set forth in Section 5 below by the Company, the Company shall deliver the purchase price within five (5) days to Mr. Edson at 13318 Mullholland, Beverly Hills, CA 90210.

     3. Representations of Mr. Edson. Mr. Edson represents that he has the legal right and power, and all consents, approvals and authorizations required by law, to enter into this Agreement and to sell, transfer and deliver the Securities in the manner provided in this Agreement. The Securities are free and clear of any security interest, pledge, lien, charge, adverse claim of ownership or use, or any restriction on ownership, use, voting, transfer or receipt of dividends, or any encumbrance of any kind.

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     4. Representation of Company. The Company has all necessary corporate power and authority to execute and deliver this Agreement. The Board of Directors of the Company has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

     5. Deliveries.  On the date hereof,  Mr. Edson has delivered to the Company
(a) an executed stock power covering the transfer of the Edson Shares (Medallion Signature Guaranteed), and (b) this Agreement executed by Mr. Edson.

     6. Confidentiality of this Agreement. The provisions of this Agreement shall be considered proprietary information and held in confidence by the parties and shall not be publicized or disclosed in any manner whatsoever, except where required to enforce the terms of this Agreement. Notwithstanding the prohibition in the preceding sentence: (a) Mr. Edson may disclose this Agreement, in confidence, to immediate family who agree to maintain the information in confidence; (b) the parties may disclose this Agreement in confidence to their attorneys, accountants, auditors, tax preparers, and financial advisors who agree to maintain the information in confidence; (c) the Company may disclose this Agreement to its employees, agents, and affiliates only as necessary to perform the Agreement or to fulfill standard or legally required corporate reporting or disclosure requirements; and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. In particular, and without limitation, Mr. Edson agrees not to discuss this Agreement and its terms with present or former Company employees, shareholders or other individuals or entities doing business with Company.

     7. Non-Disparagement. Mr. Edson shall not at anytime make false, misleading or disparaging statements about the Company, its parent, subsidiaries or affiliates, including any of their products, services, management, directors, officers, employees, and customers.

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

     8. Release of Company. (a) By signing this Agreement, Mr. Edson on his own behalf and that of his heirs and assigns hereby releases, acquits and forever discharges the Company and its successors, assigns and affiliates, shareholders, officers, directors, attorneys and agents, (other than the persons covered by the assignment at Section 10 below) of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, other than the claims assigned at Section 10 below (collectively "Claims"), in law, equity, or otherwise, known or unknown, suspected or unsuspected, disclosed or undisclosed, arising from or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date of this Agreement, including but not limited to: (i) all Claims related to the purchase or repurchase of the Securities offered and sold in the Company's private placement during 2001 in which Mr. Edson acquired the Securities; (ii) all Claims arising out of that certain Subscription Agreement, dated December 24, 2002, by and between the Company and Edson, (iii) all Claims related to the timing of, and the divestiture of Logical Imaging Solutions by the Company, (iv) all Claims related to the involvement of the Company with Wall Street Consultants, and (v) all Claims pursuant to any federal, state or local law (including applicable securities and corporate laws) or cause of action, tort law, contract law, and breach of the implied covenant of good faith and fair dealing. Mr. Edson further hereby covenants not to sue or otherwise initiate any legal proceedings against the Company and its successors, assigns and affiliates and all officers, directors, agents, shareholders, successors, assigns and affiliates of each of the foregoing, arising from events, acts or conduct that occurred at any time prior to or including the Effective Date of this Agreement.

     (b) MR. EDSON EXPRESSLY WAIVES WITH REGARD TO ANY UNKNOWN CLAIMS ANY AND ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SS. 1542 WHICH PROVIDES AS FOLLOWS:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

MR. EDSON ACKNOWLEDGES THAT HE MAY HAVE SUSTAINED DAMAGES, EXPENSES AND LOSSES WHICH ARE PRESENTLY UNKNOWN OR NOT SUSPECTED, AND THAT SUCH CLAIMS, EXPENSES AND LOSSES, IF ANY, MAY GIVE RISE TO ADDITIONAL CLAIMS FOR DAMAGES, EXPENSES AND


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

LOSSES IN THE FUTURE WHICH ARE NOT ANTICIPATED IN CONNECTION WITH THE SUBJECT OF THIS AGREEMENT. NEVERTHELESS, MR. EDSON ACKNOWLEDGES THAT THIS AGREEMENT HAS BEEN SIGNED IN LIGHT OF THESE RISKS AND HE IS FULLY AWARE OF THESE CIRCUMSTANCES AND EXPRESSLY WAIVES ALL RIGHTS HE MAY HAVE WITH RESPECT TO SUCH CLAIMS UNDER CALIFORNIA CIVIL CODE SS. 1542, OR UNDER ANY OTHER STATE OR FEDERAL STATUTE OR COMMON LAW PRINCIPLE.

     9. Voluntary Action. Each party acknowledges that he or it, as the case may be, executes this Agreement freely and voluntarily, without threat, duress, coercion or promise of any future consideration not expressly set forth in this Agreement. He further acknowledges that he has been advised by this writing that he has been advised to consult with an attorney prior to executing this Agreement.

     10. Assignment of Third Party Claims; Cooperation. Mr. Edson hereby assigns and transfers to the Company all rights he has against Larry Gordon, Lexington Ventures, Inc., Jack Myers, J.G. Myers & Co., Wall Street Consulting Corp. (and its affiliates), Michael Brennan, and any former director or officer of the Company (the "Potential Defendants") arising from Mr. Edson's purchase of the Securities. In connection therewith, Mr. Edson agrees to make available to the Company, upon its written request, any and all records and documentation in his possession relating to such purchase. Mr. Edson shall cooperate with the Company should it decide to pursue claims against the Potential Defendants.

     11. Entire Agreement. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement is executed without reliance upon any promise, warranty or representation, written or oral, by any party or any representative of any party other than those expressly contained herein and it supersedes any other such promises, warranties or representations. Mr. Edson acknowledges that he has carefully read this Agreement, has been afforded the opportunity to be, and has been, advised of its meaning and consequences by an attorney, and has signed the same of his own free will. This


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

Agreement may not be amended or modified except in a writing signed by all of the parties hereto. Each party will bear all of his or its own costs or fees incurred in connection with the making of this Agreement.

     12. Severability. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provision hereof shall be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision that most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

     13. Warranties. Mr. Edson warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise on or against any of the claims or causes of action released herein and that he has not assigned or otherwise transferred any of the claims or causes of action released herein. Further, Mr. Edson affirms that he is fully entitled and duly authorized to give his release and discharge as provided herein.

     14. Successors and Assigns. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors, and administrators of each party, and inures to the benefit of each party, its or her heirs, successors and assigns.

     15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     16. Jurisdiction and Venue. Any legal action or other formal dispute resolution proceeding initiated by or arising between the parties and relating to this Agreement shall be subject to the exclusive jurisdiction and venue of the Superior Court of Los Angeles County, California, or the United States District Court for the Central District of California.

     17. Applicable Law. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Georgia without regard to its conflicts of law principles.

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     18. Condition  Precedent.  The parties hereto acknowledge and agree that it is his and its intention to complete this transaction simultaneously with the purchase by the Company pursuant to that certain Purchase and Sale and Release Agreement (the "Chromik Agreement") by and between the Company and Stephen Chromik of securities purchased from the Company by Stephen Chromik pursuant to the Company's Private Placement completed in 2001. In the event the transactions contemplated by this Agreement and the Chromik Agreement are not closed simultaneously, this Agreement shall be of no force or effect.

     19. Breach. Subject to Section 18 above, in the event the Company fails to deliver payment of the purchase price in accordance with Section 2 above or in the event the Company fails to deliver payment of the purchase price to Stephen Chromik in accordance with Section 1 of the Chromik Agreement, Mr. Edson may, in his sole discretion, elect to (a) enforce his rights under this Agreement, or
(b) waive any and all rights to pursue claims for breach of contract or otherwise under this Agreement, and solely upon such election to waive his rights hereunder, (i) Sections 5, 6, 7, 8 and 10 of this Agreement shall be of no force or effect, and (ii) Mr. Edson may pursue any claims covered under Sections 5, 6, 7, 8 and 10 of this Agreement and (iii) any amounts paid hereunder to Mr. Edson by the Company and the Securities purchased hereunder shall be taken into account in determining whether the Company has any further obligation to Mr. Edson.


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


     IN WITNESS WHEREOF, the parties the parties hereto have executed this Agreement as of the date first above written.

                                       COLOR IMAGING, INC.

                                             /S/ MORRIS E. VAN ASPEREN
                                       By: _______________________________
                                       Its:       EXECUTIVE VP
                                       Date Executed:  2-27-03
Sworn to and subscribed
before me this 27 day of
February, 2003


/S/ SHOBHA PATEL
----------------------
Notary Public
[Seal]
                                       MR. EDSON:

                                       /S/ MICAEL EDSON
                                       ------------------------------------
                                       Michael Edson
                                       Date Executed:  2-28-03
Sworn to and subscribed
before me this 28th day of
February, 2003


/S/ JONG H. KIM
----------------------
Notary Public
[Seal]

1589916v10